SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 21, 2003

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1360 O’Brien Drive, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone no., including area code:  (650) 462-5900

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5.  Other Events

                On April 21, 2003, DepoMed, Inc. (the “Company”) completed a private placement with certain institutional investors pursuant to which the Company issued 9,259,259 shares of the Company’s common stock to investors at $2.16 per share for gross proceeds of $20.0 million.  Investors also received warrants to purchase a total of 3,240,745 shares of the Company’s common stock exercisable for five years at a price equal to $2.16 per share.

                The following exhibits are attached hereto and incorporated herein by this reference: the Securities Purchase Agreement, dated as of April 21, 2003, among the Company and the investors in the private placement, the form of Warrant issued to investors in the private placement, the form of Director and Officer Lock-Up Agreement executed by the Company’s officers and directors in connection with the private placement and the form of Nominee Voting Commitment executed by certain of the Company’s shareholders in connection with the private placement.

Item 7.  Financial Statements and Exhibits

Exhibits

10.1	DepoMed, Inc. Securities Purchase Agreement, dated as of April 21, 2003.
10.2	Form of Common Stock Warrant (April 21, 2003).
10.3	Form of Director and Officer Lock-Up Agreement.
10.4	Form of Nominee Voting Commitment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEPOMED, INC. /s/ John F. Hamilton
John F. Hamilton
Vice President - Finance and
Chief Financial Officer

Date:  April 24, 2003

EXHIBIT INDEX

Exhibit

10.1	DepoMed, Inc. Securities Purchase Agreement, dated as of April 21, 2003.
10.2	Form of Common Stock Warrant (April 21, 2003).
10.3	Form of Director and Officer Lock-Up Agreement.
10.4	Form of Nominee Voting Commitment.